Exhibit 99

Bassett Furniture Industries, Inc. P.O. Box 626	J. Michael Daniel, Vice-President and Chief Accounting Officer
Bassett, VA 24055 For Immediate Release	(276) 629-6614 – Investors Jay S. Moore, Director of Communications (276) 629-6450 – Media

Bassett Furniture News Release
Bassett Announces Fiscal Third Quarter Results

(Bassett, Va.) – September 27, 2012– Bassett Furniture Industries, Inc. (Nasdaq:  BSET) announced today its results of operations for its fiscal quarter ended August 25, 2012.

Fiscal 2012 Third Quarter Highlights

·	Consolidated sales for the third quarter 2012 increased 8.5% as compared to the third quarter 2011
·	Operating profit for the third quarter was $0.8 million versus a $0.2 million loss for the third quarter last year
·	Company-owned store delivered sales increased 22.5% with a 9.9% increase from the 43 comparable stores
·	Repurchased 369,500 shares using $4.3 million of cash and paid $0.6 million in dividends during the quarter
·	Declared a special dividend on August 29, 2012 of $1.25 per share of common stock outstanding payable on October 26, 2012 to holders of record on October 12, 2012

On a consolidated basis, the Company reported net sales for the third quarter of 2012 of $64.4 million, an increase of $5.0 million, or 8.5%, from sales levels attained in the third quarter of 2011.  Operating income improved to $0.8 million from a loss of $0.2 million driven primarily by higher sales in both the wholesale and retail segments.  This was offset by higher selling, general and administrative expenses due primarily to the increased number of Company-owned stores.  The Company also recorded a tax benefit of $1.9 million primarily as a result of favorable provision to return adjustments related to our 2011 Federal income tax return and the release of a portion of the valuation allowance against certain deferred tax assets.   As a result, the Company recorded net income of $2.4 million or $0.21 per diluted share compared to $0.4 million or $0.04 per diluted share in the third quarter of 2011.

“The achievement of solid growth in both our wholesale and retail segments in our fiscal third quarter was encouraging,” commented Robert H. Spilman, Jr. President and Chief Executive Officer.  “New product introductions, comparable corporate retail sales gains, and greater penetration with open market independent retailers contributed to the 8.5% consolidated revenue growth that the Company generated during the period.  Returning from the traditional July 4th shut down of our manufacturing facilities, production schedules compared favorably to those of the past few years.  And, of course, we were very pleased to post a 9.9% increase in our comparable corporate store sales.  Despite continuing up front expense associated with the pending launch of our partnership with the HGTV television network, we returned to operating profitability for the quarter after posting a small operating loss for the same quarter last year.”

“After 18 months of planning and preparation, we look forward to finally realizing the benefits we expect from our partnership with HGTV,” continued Spilman.  “The in-store design centers in our Bassett Home Furnishings network have been co-branded with HGTV to more forcefully market the concept of a ‘home makeover’, an important point of differentiation for our stores that also mirrors much of the programming content on the HGTV network.  In addition, new HGTV Home branded furniture will hit independent retailers’ floors during the fourth quarter.  As we move into what has generally been a stronger selling season for our industry, we believe this partnership will drive additional sales.”

Wholesale Segment

Net sales for the wholesale segment were $44.8 million for the third quarter of 2012 as compared to $41.9 million for the third quarter of 2011, an increase of 6.9%.  Wholesale shipments increased due to a 9.1% increase in wholesale sales outside the BHF store network and a 4.6% increase in shipments to the network.  Gross margins for the wholesale segment were essentially flat at 31.7% for the third quarter of 2012 as compared to 31.9% for the third quarter of 2011. Wholesale SG&A increased $0.7 million to $12.5 million for the third quarter of 2012 as compared to $11.8 million for the third quarter of 2011.  As a percentage of net sales, SG&A decreased 0.4 percentage points to 27.9% for the third quarter of 2012 as compared to 28.3% for the third quarter of 2011 due to greater leverage of fixed costs partially offset by investments in our new Home and Garden Television (HGTV) initiatives and new showrooms in Las Vegas and High Point.

“Both our upholstery and wood operating divisions posted sales gains for the quarter with increases of 8% and 3%, respectively,” added Spilman.  “Wholesale operating income increased 11% to $1.7 million.  Although operating with three fewer stores than one year ago, we increased wholesale shipments to our BHF store network this quarter.  Also contributing to our growth was the favorable reception of our new product introductions from the High Point Market that turned into shipments in July and August.  We have also added several new wholesale sales representatives to continue to present our programs to independent furniture retailers and designers in areas that do not conflict with our dedicated store network.”

Retail Segment

Company-owned stores had sales of $41.2 million in the third quarter of 2012 as compared to $33.6 million in the third quarter of 2011, an increase of 22.5%.  The increase was comprised of a $3.2 million or 9.9% increase in comparable store sales along with a $4.4 million increase in non-comparable store sales.  While the Company does not recognize sales until goods are delivered to the customer, management tracks written sales (the dollar value of sales orders taken, rather than delivered) as a key store performance indicator. Written sales for comparable stores increased by 13% for the third quarter of 2012 as compared to the third quarter of 2011.

Operating loss for the Company-owned stores improved to a loss of $1.5 million in the third quarter of 2012 as compared to a loss of $1.8 million for the third quarter of 2011 which was primarily driven by the sales increases noted above. Gross margins decreased to 47.3% for the third quarter of 2012 from 47.6% for the third quarter of 2011 as there was a greater percentage of clearance sales due to significant floor sample resets for new product offerings.  Margins for the fiscal third quarter have historically been lower due to the Company’s planned timing of new product offerings.  SG&A expense increased $3.2 million, primarily due to increased store count. As a percentage of sales, SG&A decreased to 50.9% for the third quarter of 2012 as compared to 52.9% for the same quarter last year primarily due to greater leverage of fixed costs from higher sales.  Refer to the accompanying schedule of Supplemental Retail Information for results of operations for the Company’s retail segment by comparable and all other stores.

The following table summarizes the changes in store count during the nine months ended August 25, 2012:

	November 26,	New	Stores	Stores	August 25,
	2011	Stores	Acquired	Closed	2012
Licensee-owned stores	39	-	(1)	(3)	35
Company-owned stores	49	3	1	(2)	51

Total	88	3	-	(5)	86

“Corporate retail losses decreased by 15% for the quarter and by 38% for the fiscal year to date,” said Spilman.  “The quarter was characterized by an abnormal amount of product clearance sales, which carry a lower margin, due to the large amount of new products that hit our showroom floors in July and August.  Our Corporate Retail associates and our licensee partners spent a tremendous amount of effort over the summer to convert our in-store design centers to the HGTV Design Studio at Bassett that officially debuted over Labor Day weekend. Our marketing efforts and our design associates are the impetus that has allowed us to continue to increase our sales and to improve our year over year corporate retail results for six consecutive quarters.  We believe that our new national television campaign on the HGTV network and the momentum that our retail division currently enjoys gives us the ability to continue to increase our market share and to further improve our results as the overall economy strengthens.”

Balance Sheet and Cash Flow

The Company used $1.3 million in cash from operating activities for the three months ended August 25, 2012 as compared with cash used in operations of $7.7 million for the three months ended August 27, 2011.  The use of cash during the third quarter of 2012 is due primarily to an investment in inventory for the HGTV initiative, timing of receipt of certain inventory from Asia and planned increases to support other upholstery growth initiatives.  Capital expenditures for the third quarter of 2012 were $2.5 million primarily related to the expansion of the Company-owned store network.  The Company also repurchased 369,500 shares using $4.3 million in cash and paid $0.6 million in dividends during the quarter.  In addition, the Company declared a special dividend on August 29, 2012 of $1.25 per share of common stock outstanding payable on October 26, 2012 to holders of record on October 12, 2012.  This will result in an approximate $13.6 million cash dividend payment based on the number of shares currently outstanding.

About Bassett Furniture Industries, Inc.
Bassett Furniture Industries, Inc. (NASDAQ:BSET), is a leading manufacturer and marketer of high quality, mid-priced home furnishings. With 86 company- and licensee-owned stores, Bassett has leveraged its strong brand name in furniture into a network of corporate and licensed stores that focus on providing consumers with a friendly environment for buying furniture and accessories. The most significant growth opportunity for Bassett continues to be the Company’s dedicated retail store program. Bassett’s retail strategy includes affordable custom-built furniture that is ready for delivery in the home within 30 days. The stores also feature the latest on-trend furniture styles, more than 750 upholstery fabrics, free in-home design visits, and coordinated decorating accessories. Bassett is also growing its traditional wholesale business with more than 500 accounts on the open market, across the United States and internationally.  For more information, visit the Company’s website at bassettfurniture.com. (BSET-E)

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results for periods beyond the end of the third fiscal quarter of 2012, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended.  For those statements, Bassett claims the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.  In many cases, Bassett cannot predict what factors would cause actual results to differ materially from those indicated in the forward looking statements.  Expectations included in the forward-looking statements are based on preliminary information as well as certain assumptions which management believes to be reasonable at this time.  The following important factors affect Bassett and could cause actual results to differ materially from those indicated in the forward looking statements:  the effects of national and global economic or other conditions and future events on the retail demand for home furnishings and the ability of Bassett’s customers and consumers to obtain credit; and the economic, competitive, governmental and other factors identified in Bassett’s filings with the Securities and Exchange Commission.  Any forward-looking statement that Bassett makes speaks only as of the date of such statement, and Bassett undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Comparisons of results for current and any prior periods are not intended to express any future trends or indication of future performance, unless expressed as such, and should only be viewed as historical data.

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BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income - unaudited
(In thousands, except for per share data)

	Quarter Ended		Quarter Ended		Nine Months Ended		Nine Months Ended
	August 25, 2012		August 27, 2011		August 25, 2012		August 27, 2011
		Percent of		Percent of		Percent of		Percent of
	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales

Net sales	$64,438	100.0%	$59,417	100.0%	$192,860	100.0%	$189,942	100.0%

Cost of sales	30,620	47.5%	30,166	50.8%	91,710	47.6%	95,646	50.4%

Gross profit	33,818	52.5%	29,251	49.2%	101,150	52.4%	94,296	49.6%

Selling, general and administrative expense excluding bad debt and notes receivable valuation charges	32,891	51.0%	29,267	49.3%	97,099	50.3%	90,653	47.7%
Bad debt and notes receivable valuation charges	161	0.2%	90	0.2%	416	0.2%	13,116	6.9%
Licensee debt cancellation charges	-	0.0%	-	0.0%	-	0.0%	6,447	3.4%
Restructuring and asset impairment charges	-	0.0%	123	0.2%	711	0.4%	2,082	1.1%
Lease exit costs	-	0.0%	-	0.0%	359	0.2%	3,728	2.0%
Operating income (loss)	766	1.2%	(229)	-0.4%	2,565	1.3%	(21,730)	-11.4%

Gain on sale of affiliate	-	0.0%	-	0.0%	-	0.0%	85,542	45.0%
Income from Continued Dumping & Subsidy Offset Act	-	0.0%	-	0.0%	9,010	4.7%	-	0.0%
Other income (loss), net	(315)	-0.5%	304	0.5%	(2,239)	-1.2%	(5,470)	-2.9%
Income before income taxes	451	0.7%	75	0.1%	9,336	4.8%	58,342	30.7%

Income tax benefit (expense)	1,920	3.0%	342	0.6%	481	0.2%	(3,633)	-1.9%
Net income	$2,371	3.7%	$417	0.7%	$9,817	5.1%	$54,709	28.8%

Basic earnings per share	$0.21		$0.04		$0.88		$4.76

Diluted earnings per share	$0.21		$0.04		$0.87		$4.72

BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)
	(unaudited)
Assets	August 25, 2012	November 26, 2011
Current assets
Cash and cash equivalents	$57,967	$69,601
Accounts receivable, net	14,468	14,756
Marketable securities	3,206	2,939
Inventories	54,544	45,129
Other current assets	7,614	7,778
Total current assets	137,799	140,203

Property and equipment
Cost	148,609	143,824
Less accumulated depreciation	93,178	93,878
Property and equipment, net	55,431	49,946

Investments	-	806
Retail real estate	12,872	16,257
Notes receivable, net	1,703	1,802
Other	13,934	14,160
Total long-term assets	28,509	33,025
Total assets	$221,739	$223,174

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$19,170	$18,821
Accrued compensation and benefits	6,692	7,201
Customer deposits	11,072	9,238
Dividends payable	545	6,063
Other accrued liabilities	11,938	10,302
Current portion of real estate notes payable	212	202
Total current liabilities	49,629	51,827

Long-term liabilities
Post employment benefit obligations	10,919	11,226
Real estate notes payable	3,502	3,662
Other long-term liabilities	2,293	4,024
Total long-term liabilities	16,714	18,912

Stockholders’ equity
Common stock	54,411	56,712
Retained earnings	101,961	96,331
Accumulated other comprehensive loss	(976)	(608)
Total stockholders' equity	155,396	152,435
Total liabilities and stockholders’ equity	$221,739	$223,174

BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows - unaudited
(In thousands)

	Nine Months Ended	Nine Months Ended
	August 25, 2012	August 27, 2011
Operating activities:
Net income	$9,817	$54,709
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation and amortization	3,931	4,150
Equity in undistributed income of investments and unconsolidated
affiliated companies	(157)	(1,782)
Provision for restructuring and asset impairment charges	711	2,082
Non-cash portion of lease exit costs	359	2,228
Licensee debt cancelation charges	-	6,447
Provision for lease and loan guarantees	197	1,315
Bad debt and notes receivable valuation charges	416	13,116
Gain on mortgage settlement	-	(1,305)
Gain on sale of affiliate	-	(85,542)
Other than temporary impairment of investments	806	-
Impairment and lease exit charges on retail real estate	-	4,790
Deferred income taxes	(658)	(111)
Other, net	1,042	343
Changes in operating assets and liabilities
Accounts receivable	(316)	746
Inventories	(8,948)	1,091
Other current assets	(1,122)	248
Accounts payable and accrued liabilities	853	(14,859)
Net cash provided by (used in) operating activities	6,931	(12,334)

Investing activities:
Purchases of property and equipment	(6,858)	(2,459)
Proceeds from sale of property and equipment	17	189
Proceeds from sale of interest in affiliate	1,410	69,152
Release of collateral restrictions on cash equivalents	-	11,240
Proceeds from sales of investments	1,186	2,925
Purchases of investments	(1,303)	(2,925)
Dividend from affiliate	-	3,756
Equity contribution to affiliate	-	(980)
Acquisition of retail licensee store	(485)	-
Other, net	84	127
Net cash provided by (used in) investing activities	(5,949)	81,025

Financing activities:
Repayments of real estate notes payable	(149)	(6,375)
Issuance of common stock	295	136
Repurchases of common stock	(5,572)	(2,084)
Cash dividends	(7,190)	(348)
Payments on other notes	-	(2,202)
Net cash used in financing activities	(12,616)	(10,873)
Change in cash and cash equivalents	(11,634)	57,818
Cash and cash equivalents - beginning of period	69,601	11,071
Cash and cash equivalents - end of period	$57,967	$68,889

BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Segment Information - unaudited
(In thousands)

	Quarter ended		Quarter ended		Nine months ended		Nine months ended
	August 25, 2012		August 27, 2011		August 25, 2012		August 27, 2011
Net Sales
Wholesale	$44,805	(a)	$41,905	(a)	$133,355	(a)	$133,626	(a)
Retail	41,178		33,610		122,800		108,598
Inter-company elimination	(21,545)		(16,098)		(63,295)		(52,282)
Consolidated	$64,438		$59,417		$192,860		$189,942

Operating Income (Loss)
Wholesale	$1,711	(b)	$1,540	(b)	$5,575	(b)	$(6,502)	(b)
Retail	(1,503)		(1,775)		(2,437)		(3,912)
Inter-company elimination	558		129		497		941
Licensee debt cancellation charge	-		-		-		(6,447)
Restructuring and asset impairment charges	-		(123)		(711)		(2,082)
Lease exit costs	-		-		(359)		(3,728)
Consolidated	$766		$(229)		$2,565		$(21,730)

(a) Excludes wholesale shipments for dealers where collectibility is not reasonably assured at time of shipment as follows:
	August 25, 2012		August 27, 2011
Quarter ended	$-		$424
Nine Months	-		1,678
(b) Includes bad debt and notes receivable valuation charges as follows:
	August 25, 2012		August 27, 2011
Quarter ended	$161		$90
Nine Months	416		13,116

BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
Supplemental Retail Information--unaudited
(In thousands)

	43 Comparable Stores				40 Comparable Stores
	Quarter Ended		Quarter Ended		Nine Months Ended		Nine Months Ended
	August 25, 2012		August 27, 2011		August 25, 2012		August 27, 2011
		Percent of		Percent of		Percent of		Percent of
	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales
Net sales	$35,758	100.0%	$32,544	100.0%	$101,476	100.0%	$94,444	100.0%

Cost of sales	18,823	52.6%	16,878	51.9%	52,265	51.5%	48,760	51.6%

Gross profit	16,935	47.4%	15,666	48.1%	49,211	48.5%	45,684	48.4%

Selling, general and administrative expense*	17,914	50.1%	16,881	51.8%	49,824	49.1%	48,026	50.9%

Income (loss) from operations	$(979)	-2.7%	$(1,215)	-3.7%	$(613)	-0.6%	$(2,342)	-2.5%

	All Other Stores				All Other Stores
	Quarter Ended		Quarter Ended		Nine Months Ended		Nine Months Ended
	August 25, 2012		August 27, 2011		August 25, 2012		August 27, 2011
		Percent of		Percent of		Percent of		Percent of
	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales	Amount	Net Sales
Net sales	$5,420	100.0%	$1,065	100.0%	$21,324	100.0%	$14,152	100.0%

Cost of sales	2,879	53.1%	716	67.2%	11,613	54.5%	8,821	62.3%

Gross profit	2,541	46.9%	349	32.8%	9,711	45.5%	5,331	37.7%

Selling, general and administrative expense	3,065	56.6%	909	85.4%	11,534	54.0%	6,901	48.8%

Loss from operations	$(524)	-9.7%	$(560)	-52.6%	$(1,823)	-8.5%	$(1,570)	-11.1%

*Comparable store SG&A includes retail corporate overhead and administrative costs.